Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973

Synovus Reports Results for Third Quarter of 2012

Growth in Pre-Tax, Pre-Credit Costs Income Drives Fifth Consecutive Quarter of Profitability

Columbus, Ga., October 23, 2012 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2012.

Third Quarter Results

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Net income available to common shareholders was $16.0 million for the third quarter of 2012, compared to net income available to common shareholders of $24.8 million for the second quarter of 2012 and $15.7 million in the third quarter of 2011. Net income available to common shareholders was $62.2 million for the first nine months of 2012, compared to a net loss attributable to common shareholders of $131.5 million for the first nine months of 2011.

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Diluted net income per common share for the third quarter of 2012 was $0.02, compared to diluted net income per common share of $0.03 for the second quarter of 2012 and $0.02 for the third quarter of 2011. Diluted net income per common share for the first nine months of 2012 was $0.07, compared to a net loss per common share of $0.17 for the first nine months of 2011.

“Growth in pre-tax, pre-credit costs income drove our profitability for the fifth consecutive quarter. Additionally, we realized expense reductions, margin expansion, and loan portfolio growth during the quarter,” said Kessel D. Stelling, Chairman and CEO of Synovus. “Declines in non-performing loan inflows, total non-performing assets, and net charge-offs contributed to overall credit improvement. We were pleased to again see an increase in loans outstanding from our Corporate Banking Group, which includes Senior Housing, Syndications, and other corporate business lines, as well as continued pipeline growth throughout our footprint, reflecting the ongoing success of our commercial banking strategy.”

Core Performance

Pre-tax, pre-credit costs income was $111.5 million for the third quarter of 2012, up $4.9 million from $106.6 million in the second quarter of 2012.

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The net interest margin was 3.51%, up three basis points from the second quarter of 2012, due to a decline in the effective cost of funds of eight basis points which exceeded the decline in the yield on earning assets of five basis points.

•	Total non-interest income was $73.2 million for the third quarter of 2012, compared to $76.5 million in the second quarter of 2012.

•	Non-interest income, excluding net investment securities gains, was down $5.7 million from the previous quarter.

•	Service charges on deposit accounts were up $1.7 million from the previous quarter.

•	Mortgage banking income was up $1.3 million from the previous quarter

•	The third quarter of 2012 includes a $944 thousand loss from private equity investments compared to a $7.3 million gain in the second quarter of 2012.

•	Total reported non-interest expense was $191.5 million for the third quarter of 2012 compared to $208.3 million for the previous quarter.

•	Core expenses (excludes Visa indemnification charges, restructuring charges and credit costs) were down $11.6 million from the second quarter of 2012.

•	FDIC insurance and other regulatory fees decreased by $4.1 million from the previous quarter.

•	Salaries and other personnel expenses declined $2.0 million from the previous quarter, while headcount declined by 114.

•	Other operating expenses were down $6.2 million compared to the previous quarter, largely due to lower litigation expenses.

Balance Sheet Fundamentals

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Reported loan growth was $51.7 million for the third quarter, compared to a decrease of $163.6 million during the second quarter of 2012 and a decline of $402.7 million during the third quarter of 2011.

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Sequential quarter net loan growth was approximately $240 million for the third quarter, compared to approximately $29 million during the second quarter of 2012 and a decline of approximately $132 million during the third quarter of 2011. Net loan growth excludes the impact of loan sales, transfers to loans held-for-sale, charge-offs, and foreclosures.

•	Loans outstanding from the Corporate Banking Group were up approximately $553 million over the previous year and up approximately $222 million compared to the previous quarter.

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Total deposits ended the quarter at $20.8 billion, down $718.2 million from the previous quarter due primarily to the continued planned reductions in higher-cost brokered deposits and time deposits of $555.6 million.

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Core deposits ended the quarter at $19.9 billion, down $489.3 million compared to the second quarter of 2012. Core deposits, excluding time deposits, declined $162.6 million compared to the previous quarter due primarily to a $212 million decrease from a planned strategic reduction of a large demand deposit clearing account. Core deposits, excluding time deposits, increased $156.1 million compared to September 30, 2011.

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The effective cost of core deposits (includes non-interest bearing deposits) continued to decline, with an effective cost of 34 basis points for the third quarter of 2012, down from 41 basis points for the previous quarter and 62 basis points in the third quarter of 2011.

Credit Trends

•	Total credit costs were $85.6 million in the third quarter of 2012, up from $70.3 million in the second quarter of 2012 and down 39.9% from $142.5 million in the third quarter of 2011.

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Non-performing loan inflows were $114.8 million in the third quarter of 2012, down 7.6% from $124.3 million in the second quarter of 2012 and down 48.3% from $222.0 million in the third quarter of 2011.

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Distressed asset sales were approximately $110 million during the third quarter, compared to approximately $128 million in the second quarter of 2012, and approximately $169 million in the third quarter of 2011.

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Non-performing loans, excluding loans held for sale, were $700.2 million at September 30, 2012, down $55.0 million from the previous quarter, and down $171.9 million from the third quarter of 2011. The non-performing loan ratio was 3.55% at September 30, 2012, down from 3.84% at the end of the previous quarter and 4.34% at September 30, 2011.

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Total non-performing assets were $899.4 million at September 30, 2012, down $62.0 million from the previous quarter, and down $265.0 million or 22.8% from the third quarter of 2011. The non-performing asset ratio was 4.51% at September 30, 2012, compared to 4.83% at the end of the previous quarter and 5.71% at September 30, 2011.

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Net charge-offs were $96.5 million in the quarter, down slightly from $98.7 million in the second quarter of 2012, and down 30.3% from $138.3 million in the third quarter of 2011. The annualized net charge-off ratio was 1.97% in the third quarter, down from 1.99% in the previous quarter, and down from 2.72% in the third quarter of 2011.

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Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.55% of total loans at September 30, 2012, compared to 0.47% at June 30, 2012, and 0.99% at September 30, 2011. Total loans past due 90 days or more and still accruing were 0.05% at September 30, 2012, compared to 0.03% at June 30, 2012, and 0.13% at September 30, 2011.

Capital Ratios

•	Tier 1 Common Equity ratio was 8.73% at September 30, 2012 compared to 8.80% at June 30, 2012.

•	Tier 1 Capital ratio was 13.23% at September 30, 2012 compared to 13.35% at June 30, 2012.

•	Tier 1 Leverage ratio was 10.97% at September 30, 2012 compared to 10.66% at June 30, 2012.

•	Total Risk Based Capital ratio was 16.17% at September 30, 2012 compared to 16.31% at June 30, 2012.

•	Tangible Common Equity/Tangible Assets ratio was 7.35% at September 30, 2012 compared to 7.12% at June 30, 2012.

Stelling concluded, “Based on the improvement in core profitability, credit quality, and earnings projections, we believe that substantially all of the $787 million deferred tax asset valuation allowance may be reversed as early as the end of the fourth quarter of 2012, and should be reversed no later than the end of the second quarter of 2013. We expect that the reversal should position us to repay our TARP obligations as early as the second quarter of 2013, but no later than the fourth quarter of 2013.”

Synovus will host an earnings highlights conference call at 8:30 a.m. EST on October 23, 2012. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with approximately $26 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends, deposits, loan growth and our loan portfolio; expectations on growth and future profitability; expectations regarding reversal of the deferred tax asset valuation allowance and the repayment of our obligations under TARP; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled core deposits, core deposits excluding time deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, core expenses, non-interest income excluding net investment securities gains, and net sequential quarter loan growth (decline) are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline), respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, or sequential quarter total loan growth (decline) determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of core deposits, core deposits excluding time deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, core expenses, non-interest income excluding net investment gains, and net sequential quarter loan growth (decline) and the reconciliation of these measures to total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline) are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	3Q12	2Q12	1Q12	4Q11	3Q11
Core Deposits
Total deposits	$20,846,830	21,565,065	22,137,702	22,411,752	23,109,427
Subtract: Brokered deposits	(919,959)	(1,148,892)	(1,406,709)	(1,783,174)	(2,157,631)

Core deposits	19,926,871	20,416,173	20,730,993	20,628,578	20,951,796
Subtract: Time deposits	(3,771,117)	(4,097,834)	(4,302,292)	(4,591,164)	(4,952,144)

Core deposits excluding time deposits	$16,155,754	16,318,339	16,428,701	16,037,414	15,999,652

Tangible Common Equity To Tangible Assets Ratio
Total assets	$25,764,644	26,294,110	27,064,792	27,162,845	28,253,923
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(5,895)	(6,693)	(7,589)	(8,525)	(9,482)

Tangible assets	$25,734,318	26,262,986	27,032,772	27,129,889	28,220,010

Total shareholders’ equity	$2,875,700	2,853,389	2,821,763	2,827,452	2,829,447
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(5,895)	(6,693)	(7,589)	(8,525)	(9,482)
Subtract: Cumulative perpetual preferred stock	(954,690)	(952,093)	(949,536)	(947,017)	(944,538)

Tangible common equity	$1,890,684	1,870,172	1,840,207	1,847,479	1,850,996

Total shareholders’ equity to total assets ratio	11.16%	10.85	10.43	10.41	10.01
Tangible common equity to tangible assets ratio	7.35%	7.12	6.81	6.81	6.56
Pre-tax, Pre-credit Costs Income
Income before income taxes	$30,514	37,347	35,916	26,979	37,118
Add: Provision for losses on loans	63,572	44,222	66,049	54,565	102,325
Add: Other credit costs(1)	22,046	26,119	24,849	35,962	40,211
Add: Restructuring charges	1,192	1,393	858	639	2,587
Subtract: Net gains on investment securities	(6,656)	(4,170)	(20,083)	(10,337)	(62,873)
Add: Visa indemnification charge	833	1,734	2,979	5,942	—

Pre-tax, pre-credit costs income	$111,501	106,645	110,568	113,750	119,368

Core Expenses
Total non-interest expense	$191,492	208,264	203,133	219,082	222,552
Subtract: Other credit costs(1)	(22,046)	(26,119)	(24,849)	(35,962)	(40,211)
Subtract: Restructuring charges	(1,192)	(1,393)	(858)	(639)	(2,587)
Subtract: Visa indemnification charge	(833)	(1,734)	(2,979)	(5,942)	—

Core expenses	$167,421	179,018	174,447	176,539	179,754

(1)	Other credit costs consist primarily of losses on ORE, provision for losses on unfunded commitments, and charges related to other loans held for sale.

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands)	3Q12	2Q12	1Q12	4Q11	3Q11
Non-interest income excluding investment securities gains, net
Total non-interest income	$73,233	76,477	84,139	73,470	133,392
Subtract: Net investment securities gains	(6,656)	(4,170)	(20,083)	(10,337)	(62,873)

Non-interest income excluding investment securities gains, net	$66,577	72,307	64,056	63,133	70,519

Net sequential quarter loan growth (decline)

Sequential quarter growth(decline) in total loans	$51,739	(163,571)	(236,115)	(22,273)	(402,724)
Add: Transfers to other loans held for sale	712	38,999	578	3,457	16,004
Add: Foreclosures	42,961	30,087	48,127	36,331	57,859
Add: Charge-offs excluding transfers to other loans held for sale and loan sales	74,400	53,075	65,498	78,443	87,660
Add: Loan sales	69,752	70,590	96,621	70,808	109,140

Net sequential quarter loan growth (decline)	$239,564	29,180	(25,291)	166,766	(132,061)

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